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                                                              EXHIBIT 23
                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 2, 1996, (the Report of Independent Public Accountants) appearing on page 28 of the 1995 Annual Report of Southern California Edison Company (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1995, of Southern California Edison Company (Edison). It should be noted that we have not audited any financial statements of Edison subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedule), appearing on page 25 of this Annual Report on Form 10-K, in the Edison Registration Statements which follow:

 Registration Form              File No.               Effective Date
 -----------------              --------               --------------

     Form S-3                   33-53288               November 6, 1992
     Form S-3                   33-50251               September 21, 1993
     Form S-3                   33-59001               May 15, 1995
     Form S-3                   333-00497              February 2, 1996



                                ARTHUR ANDERSEN LLP
                                ARTHUR ANDERSEN LLP


Los Angeles, California
March 27, 1996